Exhibit 99.1 News For Immediate Release

Black Stone Minerals, L.P. Reports Second Quarter 2016 Results and Announces Cash Distribution;

Increases Production Guidance Range for 2016

HOUSTON, August 8, 2016 (BUSINESS WIRE) – Black Stone Minerals, L.P. (NYSE: BSM) (“Black Stone Minerals” or “the Partnership”) today announced its financial and operating results for the second quarter of 2016 and provided updated guidance.

Highlights

•	Second quarter of 2016 average production of 31.6 MBoe/d.
•	Oil and gas revenues of $56.2 million, lease bonus and other income of $15.1 million, and a loss on commodity derivative instruments of $30.7 million for quarter.
•	Net loss of $20.8 million; Adjusted EBITDA (as defined below) of $74.0 million.
•	Increases quarterly distribution for common units by approximately 10% to $0.2875 per unit.
•	Production guidance revised upward to range of 31.0 – 32.0 MBoe/d, an increase of approximately 9% at the midpoint.

Management Commentary

Thomas L. Carter, Jr., Black Stone Minerals’ President, Chief Executive Officer, and Chairman commented, “Black Stone had very solid second quarter results in which we saw production growth in our core mineral and royalty and business great lease bonus numbers.  Our high-quality asset base continues to attract operator activity, and, as a result, we are increasing our full year production forecast by almost 9% over our initial guidance.  Our portfolio was further enhanced with the closing of the Freeport-McMoRan and Wattenberg acquisitions in June.  We’ve maintained our common distribution over the past year in a challenging industry environment, and I am pleased to announce that we are increasing the distribution by 10% for the second quarter.  We’ve delivered on the goals we set out during our IPO, and I am confident we will be able to continue growing the business while generating attractive yield for our investors.”

Quarterly Financial and Operating Results

Production

Black Stone Minerals reported average production of 31.6 MBoe/d for the second quarter of 2016, 68% of which is attributable to mineral and royalty interests. This represents an increase of 7% over average production of 29.4 MBoe/d for the corresponding period in 2015 and an increase of 4% over the first quarter of 2016.

Realized Prices, Revenues, and Net Income

The Partnership’s average realized price per Boe, excluding the effect of derivative settlements, was $19.55 for the quarter ended June 30, 2016, a decline of 31% from $28.13 per Boe for the quarter ended June 30, 2015.

Black Stone Minerals reported oil and gas revenues of $56.2 million for the second quarter of 2016, a decrease of 25% from $75.3 million for the second quarter of 2015. The decrease primarily reflects significantly lower commodity prices compared to the corresponding period in 2015.

Loss on commodity derivatives instruments was $30.7 million in the second quarter of 2016, which comprised a $13.3 million gain from realized settlements, offset by a $44.1 million unrealized loss due to the change in value of the Partnership’s derivative positions during the quarter. In the second quarter of 2015, the loss on commodity derivative instruments was $18.6 million.

Lease bonus and other income was $15.1 million for the second quarter of 2016, which was driven by leasing activity in the Partnership’s Permian, Austin Chalk, and Haynesville Shale assets.  Black Stone Minerals recognized $8.2 million for the same period last year.

The Partnership reported a net loss of $20.8 million for the quarter ended June 30, 2016, compared to a net loss of $122.8 million in the corresponding period in 2015.

Financial Position

As of June 30, 2016, the Partnership had $9.8 million in cash and $285.0 million outstanding under its credit facility, which currently has a borrowing base of $450 million.  Black Stone Minerals is in compliance with all financial covenants associated with its credit facility. As of August 5, 2016, the Partnership had $272.0 million outstanding under the credit facility and $18.6 million in cash.

Unit Repurchase Program

During the second quarter, Black Stone Minerals repurchased and retired 1,239,886 common units in open market transactions for an average price of $15.41 per common unit under its Board-authorized unit repurchase program.  Since inception, approximately 1.3 million common units have been repurchased and retired by the Partnership.  As of the end of the second quarter, $29.8 million remains available under the repurchase program.

Acquisitions

During the quarter, the Partnership closed the previously announced Freeport-McMoRan and Wattenberg acquisitions.  The Freeport transaction closed on June 17, 2016 for $87.9 million, and the Wattenberg transaction closed on June 15, 2016 for $34.0 million.

Distributions

The Board of Directors of the general partner has approved a cash distribution of $0.2875 per common unit attributable to the second quarter of 2016, an increase of approximately 10% from $0.2625 per common unit in the first quarter of 2016.  The Board maintained the subordinated unit distribution at $0.18375 per unit for the second quarter of 2016.  Distributions will be payable on August 25, 2016 to unitholders of record on August 18, 2016.  The quarterly distribution coverage ratio was approximately 1.5x for all classes of units (2.5x for common units).  Distributable cash flow for the second quarter of 2016 includes a $10.1 million adjustment to reflect a change to certain long-term incentive compensation plans that will now be settled in equity instead of cash.  Excluding this change, the distribution coverage ratio would have been 1.3x for all classes of units (2.1x for common units) for the quarter.

Updated Summary 2016 Guidance

The Partnership has revised its guidance for 2016 as follows:

	Initial Guidance	Revised Guidance
Average daily production (MBoe/d)	28.5 – 29.5	31.0 – 32.0
Percentage oil	~30%	~30%
Percentage royalty interest	~63%	~65%

Lease bonus and other income ($MM)	$30	$30

Lease operating expense ($/Boe)	$2.00 – $2.25	$1.65 – $1.85
Lease operating expense ($/working interest Boe)	$5.45 – $6.10	$4.75 – $5.25
Production costs and ad valorem taxes (as % of total pre-derivative O&G revenue)	14% – 16%	12% – 14%
Exploration expense ($MM)	$0 – $1	$0.5 - $1.5

G&A – cash ($MM)	$36.5 – $37.5	$37.5 – $38.5
G&A – non-cash ($MM)	$29.0 – $30.0	$30.5 – $31.5
G&A – TOTAL ($MM)	$65.5 – $67.5	$68.0 – $70.0

DD&A ($/Boe)	$8.00 – $8.50	$8.75 – $9.25

Working Interest Participation

Black Stone Minerals expects to invest between $65 and $70 million in its working interest participation program in 2016, slightly higher than the previous guidance of $60 million. The increase is largely due to a faster drilling pace in its Haynesville Shale assets in the Shelby Trough of East Texas.  Year to date, Black Stone Minerals has incurred $33.2 million on drilling and completion activities.

Conference Call

Black Stone Minerals will host a conference call and webcast for investors and analysts to discuss its results for the second quarter 2016 on Tuesday, August 9, 2016 at 9:00 a.m. Central Time. To join the call, participants should dial (877) 447-4732 and use conference code 50455906. A live broadcast of the call will also be available at http://investor.blackstoneminerals.com. A recording of the conference call will be available at that site through September 9, 2016.

About Black Stone Minerals, L.P.

Black Stone Minerals is one of the largest owners of oil and natural gas mineral interests in the United States. The Partnership owns mineral interests and royalty interests in over 40 states and 60 onshore basins in the continental United States. The Partnership also owns and selectively participates as a non-operating working partner in established development programs, primarily on its mineral and royalty holdings. The Partnership expects that its large, diversified asset base and long-lived, non-cost-bearing mineral and royalty interests will result in production and reserve growth, as well as increasing quarterly distributions to its unitholders.

Forward-Looking Statements

This news release includes forward-looking statements. All statements, other than statements of historical facts, included in this news release that address activities, events, or developments that the Partnership expects, believes, or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “may,” “should,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms, or other comparable terminology often identify forward-looking statements. Except as required by law, Black Stone Minerals undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. All forward-looking statements are qualified in their entirety by these cautionary statements. These forward-looking statements involve risks and uncertainties, many of which are beyond the control of Black Stone Minerals, which may cause the Partnership’s actual results to differ materially from those implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the Partnership’s ability to execute its business strategies;
•	the volatility of realized oil and natural gas prices;
•	the level of production on the Partnership’s properties;
•	regional supply and demand factors, delays, or interruptions of production;
•	the Partnership’s ability to replace its oil and natural gas reserves; and
•	the Partnership’s ability to identify, complete, and integrate acquisitions.

Information for Non-U.S. Investors

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Although a portion of Black Stone Minerals’ income may not be effectively connected income and may be subject to alternative withholding procedures, brokers and nominees should treat 100% of Black Stone Minerals’ distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business.  Accordingly, Black Stone Minerals’ distributions to non-U.S. investors are subject to federal income tax withholding at the highest marginal rate, currently 39.6% for individuals.

Black Stone Minerals, L.P. Contact

Brent Collins

Vice President, Investor Relations

Telephone: (713) 445-3200

investorrelations@blackstoneminerals.com

BLACK STONE MINERALS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUE
Oil and condensate sales	$34,553	$46,293	$61,801	$82,456
Natural gas and natural gas liquids sales	21,607	28,968	46,719	60,608
Gain (loss) on commodity derivative instruments	(30,733)	(18,627)	(20,107)	1,020
Lease bonus and other income	15,142	8,169	16,537	11,780
TOTAL REVENUE	40,569	64,803	104,950	155,864
OPERATING (INCOME) EXPENSE
Lease operating expense	4,283	5,483	9,172	11,616
Production costs and ad valorem taxes	7,012	9,819	14,074	18,075
Exploration expense	629	158	637	197
Depreciation, depletion and amortization	29,202	32,235	50,923	60,126
Impairment of oil and natural gas properties	679	118,362	6,775	131,829
General and administrative	18,134	19,718	35,535	34,536
Accretion of asset retirement obligations	200	269	474	540
Gain on sale of assets, net	(92)	(17)	(4,772)	(24)
TOTAL OPERATING EXPENSE	60,047	186,027	112,818	256,895
INCOME FROM OPERATIONS	(19,478)	(121,224)	(7,868)	(101,031)
OTHER INCOME (EXPENSE)
Interest and investment income	38	27	191	28
Interest expense	(1,443)	(1,715)	(2,491)	(4,660)
Other income	73	146	107	196
TOTAL OTHER EXPENSE	(1,332)	(1,542)	(2,193)	(4,436)
NET LOSS	(20,810)	(122,766)	(10,061)	(105,467)
NET (INCOME) LOSS ATTRIBUTABLE TO PREDECESSOR	—	16,849	—	(450)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS SUBSEQUENT TO INITIAL PUBLIC OFFERING	9	140	7	140
DISTRIBUTIONS ON REDEEMABLE PREFERRED UNITS SUBSEQUENT TO INITIAL PUBLIC OFFERING	(1,310)	(1,810)	(3,114)	(1,810)
NET LOSS ATTRIBUTABLE TO THE GENERAL PARTNER AND COMMON AND SUBORDINATED UNITS SUBSEQUENT TO INITIAL PUBLIC OFFERING	$(22,111)	$(107,587)	$(13,168)	$(107,587)
ALLOCATION OF NET INCOME (LOSS) SUBSEQUENT TO INITIAL PUBLIC OFFERING ATTRIBUTABLE TO:
General partner interest	$—	$—	$—	$—
Common units	(7,445)	(54,109)	862	(54,109)
Subordinated units	(14,666)	(53,478)	(14,030)	(53,478)
	$(22,111)	$(107,587)	$(13,168)	$(107,587)
NET INCOME (LOSS) ATTRIBUTABLE TO LIMITED PARTNERS PER COMMON AND SUBORDINATED UNIT:
Per common unit (basic)	$(0.08)	$(0.56)	$0.01	$(0.56)
Weighted average common units outstanding (basic)	96,356	96,178	96,418	96,178
Per subordinated unit (basic)	$(0.15)	$(0.56)	$(0.15)	$(0.56)
Weighted average subordinated units outstanding (basic)	95,189	95,057	95,092	95,057
Per common unit (diluted)	$(0.08)	$(0.56)	$0.01	$(0.56)
Weighted average common units outstanding (diluted)	96,418	96,178	96,481	96,178
Per subordinated unit (diluted)	$(0.15)	$(0.56)	$(0.15)	$(0.56)
Weighted average subordinated units outstanding (diluted)	95,092	95,057	95,092	95,057
DISTRIBUTIONS DECLARED AND PAID SUBSEQUENT TO INITIAL PUBLIC OFFERING:
Per common unit	$0.2625	$—	$0.5250	$—
Per subordinated unit	$0.18375	$—	$0.36750	$—

The following table shows the Partnership’s production, revenues, realized prices, and expenses for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
	(Dollars in thousands, except for realized prices)		(Dollars in thousands, except for realized prices)
Production:
Oil and condensate (MBbls)[1]	947	905	1,833	1,732
Natural gas (MMcf)[1]	11,558	10,621	22,807	21,406
Equivalents (MBoe)	2,873	2,675	5,634	5,300
Revenue:
Oil and condensate sales	$34,553	$46,293	$61,801	$82,456
Natural gas and natural gas liquids sales	21,607	28,968	46,719	60,608
Loss on commodity derivative instruments	(30,733)	(18,627)	(20,107)	1,020
Lease bonus and other income	15,142	8,169	16,537	11,780
Total revenue	$40,569	$64,803	$104,950	$155,864
Realized prices:
Oil and condensate ($/Bbl)	$36.49	$51.15	$33.72	$47.61
Natural gas ($/Mcf)[1]	1.87	2.73	2.05	2.83
Equivalents ($/Boe)	$19.55	$28.13	$19.26	$26.99
Operating expenses:
Lease operating expense	$4,283	$5,483	$9,172	$11,616
Production costs and ad valorem taxes	7,012	9,819	14,074	18,075
Exploration expense	629	158	637	197
Depreciation, depletion, and amortization	29,202	32,235	50,923	60,126
Impairment of oil and natural gas properties	679	118,362	6,775	131,829
General and administrative	18,134	19,718	35,535	34,536
Other expense:
Interest expense	$1,443	$1,715	$2,491	$4,660
Per Boe:
Lease operating expense	$1.49	$2.05	$1.63	$2.19
Lease operating expense (per working interest Boe)	4.66	7.18	5.02	7.07
Production costs and ad valorem taxes	2.44	3.67	2.50	3.41
Depreciation, depletion, and amortization	10.16	12.05	9.04	11.34
General and administrative	6.31	7.37	6.31	6.52

1As a mineral and royalty interest owner, Black Stone Minerals is often provided insufficient and inconsistent data on natural gas liquid (“NGL”) volumes by its operators. As a result, the Partnership is unable to reliably determine the total volumes of NGLs associated with the production of natural gas on its acreage. Accordingly, no NGL volumes are included in reported production; however, revenue attributable to NGLs is included in natural gas revenue and the calculation of realized prices for natural gas.

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, and cash available for distribution are non-GAAP supplemental financial measures used by Black Stone Minerals’ management and external users of the Partnership’s financial statements such as investors, research analysts, and others, to assess the financial performance of its assets and its ability to sustain distributions over the long term without regard to financing methods, capital structure, or historical cost basis.

Black Stone Minerals defines EBITDA as net income (loss) before interest expense, income taxes and depreciation, depletion, and amortization. Black Stone Minerals defines Adjusted EBITDA as EBITDA adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, unrealized gains/losses on commodity derivative instruments, and non-cash equity-based compensation. Black Stone Minerals defines cash available for distribution as Adjusted EBITDA plus or minus amounts for certain non-cash operating activities, borrowings for capital expenditures, capital expenditures, cash interest expense, and distributions to noncontrolling interests and preferred unitholders.

EBITDA, Adjusted EBITDA, and cash available for distribution should not be considered an alternative to, or more meaningful than, net income (loss), income (loss) from operations, cash flows from operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of the Partnership’s financial performance. EBITDA, Adjusted EBITDA, and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income (loss), the most directly comparable GAAP financial measure. The Partnership’s computation of EBITDA, Adjusted EBITDA, and cash available for distribution may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA, and cash available for distribution to net income, the most directly comparable GAAP financial measure, for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
	(In thousands)		(In thousands)
Net loss	$(20,810)	$(122,766)	$(10,061)	$(105,467)
Adjustments to reconcile to Adjusted EBITDA:
Add:
Depreciation, depletion and amortization	29,202	32,235	50,923	60,126
Interest expense	1,443	1,715	2,491	4,660
EBITDA	9,835	(88,816)	43,353	(40,681)
Add:
Impairment of oil and natural gas properties	679	118,362	6,775	131,829
Accretion of asset retirement obligations	200	269	474	540
Equity-based compensation[1]	19,239	6,119	25,139	7,362
Unrealized loss on commodity derivative instruments	44,070	35,332	54,025	33,135
Adjusted EBITDA	74,023	71,266	129,766	132,185
Adjustments to reconcile to cash generated from operations:
Add:
Incremental general and administrative related to initial public offering	—	452	—	679
Less:
Change in deferred revenue	424	(386)	221	(490)
Cash interest expense	(1,246)	(1,474)	(2,097)	(4,178)
Gain on sales of assets, net	(92)	(17)	(4,772)	(24)
Estimated replacement capital expenditures[2]	(3,750)	—	(3,750)	—
Cash generated from operations	69,359	69,841	119,368	128,172
Less:
Cash paid to noncontrolling interests	(21)	(70)	(54)	(122)
Redeemable preferred unit distributions	(1,310)	(2,941)	(3,114)	(5,850)
Cash generated from operations available for distribution on common and subordinated units and reinvestment in our business	$68,028	$66,830	$116,200	$122,200

1 On April 25, 2016, the Compensation Committee of the Board approved a resolution to change the settlement feature of certain employee long-term incentive compensation plans from cash to equity. As a result of the modification, $10.1 million of cash-settled liabilities were reclassified to equity-settled liabilities during the current quarter.

2 On August 3, 2016, the Board established a replacement capital expenditure estimate of $15.0 million for the period of April 1, 2016 to March 31, 2017. There was no established estimate of replacement capital expenditure prior to this period.